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                                                                   EXHIBIT 10(H)

                                   SUMMARY OF
                       BALTIMORE GAS AND ELECTRIC COMPANY
                         LONG TERM PERFORMANCE PROGRAM

    The Long Term Performance Program ("Program") was established in 1993. Cash awards under the Program will be based on corporate performance for a three year period. The initial awards under the Program will measure corporate performance for the years 1994 through 1996 and will be paid out in 1997. Performance will be measured by comparing the Baltimore Gas and Electric Company total shareholder return to the Dow Jones Electric Utilities Index total return.

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